Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Jazz Technologies, Inc.
Newport Beach, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and related prospectus of Jazz Technologies, Inc. of our report dated February 21, 2007 relating to the financial statements of Jazz Technologies, Inc. (formerly Acquicor Technology Inc.), which is incorporated by reference in that Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

May 15, 2007